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As filed with the Securities and Exchange Commission on May 19, 2008

Registration No. 333-

Securities and Exchange Commission
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMEREN ENERGY GENERATING COMPANY
(Exact name of registrant as specified in its charter)

Illinois	4911	37-1395586
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jerre E. Birdsong
Vice President and Treasurer
Ameren Energy Generating Company
1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Steven R. Sullivan Senior Vice President, General Counsel and Secretary Ameren Energy Generating Company 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	William J. Harmon Jones Day 77 West Wacker Drive Chicago, Illinois 60601 (312) 782-3939

         Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

         If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7.00% Senior Notes due 2018	$300,000,000	100%	$300,000,000	$11,790

(1)
In accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, the registration fee is based on the book value of the outstanding 7.00% Senior Notes due 2018 of Ameren Energy Generating Company to be cancelled in the exchange transaction hereunder.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 19, 2008

PROSPECTUS

$300,000,000

Offer to Exchange
Registered 7.00% Senior Notes due 2018
for any and all Outstanding Unregistered 7.00% Senior Notes due 2018
of
AMEREN ENERGY GENERATING COMPANY

The Exchange Offer

  •
  We are offering to exchange up to $300,000,000 in aggregate principal amount of our outstanding unregistered 7.00% Senior Notes due 2018, which we refer to as the outstanding notes, that are validly tendered and not validly withdrawn for an equal principal amount of our 7.00% Senior Notes due 2018, which we refer to as the exchange notes, which have been registered under the Securities Act of 1933.

  •
  The exchange offer will expire at 5:00 p.m., New York City Time, on            , 2008, unless we extend the exchange offer.

  •
  The exchange offer is subject to certain conditions, including that the exchange offer does not violate any law or applicable interpretation of any law by the staff of the Securities and Exchange Commission.

  •
  You may withdraw your tender of outstanding notes at any time before the exchange offer expires.

  •
  We will not receive any proceeds from the exchange offer.

The Exchange Notes

  •
  The terms of the exchange notes to be issued will be identical in all material respects to the terms of the outstanding notes, except the exchange notes will be registered under the Securities Act of 1933 and will not contain the transfer restrictions or registration rights relating to the outstanding notes.

  •
  We will pay interest on the exchange notes on April 15 and October 15 of each year, beginning on October 15, 2008.

  •
  The exchange notes will be our senior unsecured debt and will rank equally with all of our existing and future senior unsecured debt.

  •
  No public market currently exists for the exchange notes. We do not intend to list the exchange notes on any national securities exchange or any automated quotation system, and no active public market for the exchange notes is anticipated.

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for outstanding notes where those outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer to use in connection with these resales. See "Plan of Distribution."

         Each holder of outstanding notes wishing to accept the exchange offer must effect a tender of outstanding notes by book-entry transfer into the exchange agent's account at The Depository Trust Company, or DTC. All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section of this prospectus entitled "The Exchange Offer."

         Investing in the exchange notes involves risks. Please consider carefully the specific factors set forth under the heading "Risk Factors" beginning on page 8 of this prospectus before deciding to participate in the exchange offer.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR DECISION TO PARTICIPATE IN THE EXCHANGE OFFER.

The date of this prospectus is                              , 2008.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus but that is contained in documents that we file with the Securities and Exchange Commission, which we refer to as the SEC. You may obtain copies of these documents that are incorporated by reference into this prospectus, without charge, from the website maintained by the SEC at http://www.sec.gov, as well as other sources. See "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents."

        You may also obtain copies of the incorporated documents from us, without charge, upon written or oral request to:

    Ameren Energy Generating Company
    Attention: Secretary's Department
    P.O. Box 66149
    St. Louis, Missouri 63166-6149
    Telephone: (314) 621-3222

In order to receive timely delivery of these documents, you must make your request for these documents no later than                         , 2008, which is five business days before the expiration of the exchange offer.

        You should rely only on the information included in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	8
Where You Can Find More Information	10
Incorporation by Reference of Certain Documents	10
Use of Proceeds	11
The Exchange Offer	12
Description of the Exchange Notes and the Indenture	27
Ratings	41
Certain U.S. Federal Income Tax Consequences	42
Plan of Distribution	48
Legal Matters	48
Experts	48

i

PROSPECTUS SUMMARY

        This summary highlights some of the information contained in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. For a more complete understanding of our company and the exchange offer, we encourage you to read this entire prospectus and the documents it incorporates by reference, including our audited and unaudited consolidated financial statements, which are described under the headings "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents" in this prospectus. You should also carefully consider the matters discussed under the heading "Risk Factors." In this prospectus, except as otherwise indicated or as the context otherwise requires, "we," "our," "us" and the "company" refer to Ameren Energy Generating Company, an Illinois corporation.

The Company

        We operate a non-rate-regulated electric generation business in Illinois and Missouri. We are a subsidiary of Ameren Corporation (NYSE: AEE), which we refer to as Ameren Corporation and, together with its subsidiaries, we refer to as Ameren. Through an affiliate, we supply power to customers that include our affiliated rate-regulated utilities and third parties. We were incorporated in Illinois in March 2000, in conjunction with the Illinois Electric Service Customer Choice and Rate Relief Law of 1997. We commenced operations on May 1, 2000, when an affiliate transferred its coal-fired generating stations and related liabilities to us at historical net book value. The transfer was made in exchange for a subordinated promissory note from us in the amount of $552 million (of which $126 million was outstanding at March 31, 2008).

        Our principal executive officers are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103, and our telephone number is (314) 621-3222. Ameren Corporation maintains an Internet website at http://www.ameren.com. Except for the documents incorporated by reference in this prospectus as described under the heading "Incorporation by Reference of Certain Documents" below, the information and other content contained on this website are not incorporated by reference in this prospectus, and you should not consider them to be a part of this prospectus.

        Ameren Corporation is a public utility holding company that owns and operates four major public utilities, including Illinois Power Company, Union Electric Company, which we refer to as UE, Central Illinois Public Service Company, which we refer to as CIPS, and Central Illinois Light Company. Ameren has formed a number of other subsidiaries, including (i) Ameren Energy Resources Company, LLC, which is a holding company for a portion of Ameren's non-rate-regulated generation and is our direct parent company, (ii) Ameren Services Company, which provides us with shared support services, (iii) Ameren Energy Marketing Company, which markets power for us, and (iv) Ameren Energy Fuels and Services Company, which provides us with fuel procurement services.

The Exchange Offer

        The following summary describes the principal terms of the exchange offer, but is not intended to be complete. See the information under the heading "The Exchange Offer" in this prospectus for a more detailed description of the terms and conditions of the exchange offer.

The Exchange Offer
We are offering to exchange $300,000,000 in aggregate principal amount of our outstanding unregistered 7.00% Senior Notes due 2018, which we issued and sold in a private offering on April 9, 2008, for $300,000,000 in aggregate principal amount of our 7.00% Senior Notes due 2018, which have been registered under the Securities Act of 1933, which we refer to as the Securities Act.

To exchange your outstanding notes, you must properly tender them before the exchange offer expires. We will exchange all outstanding notes that are validly tendered and not validly withdrawn before the exchange offer expires. We will issue the exchange notes promptly after the exchange offer expires. For a description of the procedures for tendering outstanding notes, see "The Exchange Offer—Procedures for Tendering Outstanding Notes."
Purpose of the Exchange Offer
We are making the exchange offer to satisfy our obligations under the registration rights agreement entered into with the initial purchasers of the outstanding notes at the time we issued and sold the outstanding notes in a private offering.
Registration Rights Agreement	Under the registration rights agreement, we agreed to:
•
file an exchange offer registration statement no later than 120 days after the date that the outstanding notes were first issued to allow you to exchange the outstanding notes for exchange notes that have terms identical in all material respects to the outstanding notes, except that (i) the exchange notes will not contain terms with respect to transfer restrictions and (ii) with respect to our obligation to pay additional interest if we fail to timely file reports with the SEC that would be required of a reporting company under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, the exchange notes will not provide for the payment of additional interest under the circumstances described in this prospectus;
•
use our reasonable best efforts to cause the exchange offer registration statement to be declared effective no later than 180 days after the date that the outstanding notes were first issued and remain effective until the exchange offer is complete;
	•	use our reasonable best efforts to complete the exchange offer no later than 45 days following the effectiveness of the exchange offer registration statement; and
	•	file a shelf registration statement for the resale of the outstanding notes if we cannot consummate the exchange offer or in certain other circumstances.

We intend for the filing of the registration statement of which this prospectus is a part to satisfy these obligations. If we do not satisfy these registration obligations, we will be required to pay additional interest to the holders of outstanding notes. See "Description of the Exchange Notes and the Indenture."
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2008, unless we extend the exchange offer.
Procedures for Tendering Outstanding Notes
If you wish to participate in the exchange offer, you must complete, sign and date the letter of transmittal in accordance with the instructions in this prospectus and the letter of transmittal and mail or otherwise deliver it, together with any other required documents, to the exchange agent, either with the outstanding notes to be tendered or in compliance with guaranteed delivery procedures.

If your outstanding notes that you wish to exchange are registered in the name of a broker, dealer or other nominee, you must contact that nominee promptly and instruct it to tender your outstanding notes on your behalf.
See "The Exchange Offer—Procedures for Tendering Outstanding Notes."
Withdrawal Rights
You may withdraw any outstanding notes tendered at any time before the exchange offer expires by delivering a written notice of your withdrawal to the exchange agent and following the withdrawal procedures described under the heading "The Exchange Offer—Withdrawal Rights."
Consequences of Failure to Exchange Your Outstanding Notes for Exchange Notes
If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the transfer restrictions provided in the outstanding notes and the indenture governing the exchange notes, and, unless you are not eligible to participate in the exchange offer or your outstanding notes are not eligible to be exchanged for exchange notes, you will no longer be entitled to registration rights with respect to any outstanding notes that you do not exchange. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or exempt from or offered or sold in a transaction not subject to registration. We do not plan to register the outstanding notes under the Securities Act after completion of the exchange offer unless required to do so pursuant to the registration rights agreement entered into at the time we issued and sold the outstanding notes.

Conditions to the Exchange Offer
The exchange offer is subject to certain customary conditions, which we may waive. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. We currently expect that each of the conditions will be satisfied and that no waiver of any condition will be necessary. See "The Exchange Offer—Conditions to the Exchange Offer."
Resale of Exchange Notes
Based upon interpretations by the staff of the SEC in no-action letters issued to third parties in transactions unrelated to the exchange offer, we believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you are:
• acquiring the exchange notes in the ordinary course of your business;
• not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;
• not our "affiliate" within the meaning of Rule 405 under the Securities Act; and
• not a broker-dealer tendering outstanding notes acquired directly from us for your own account.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."
Exchange Agent	The exchange agent for the exchange offer is The Bank of New York Trust Company, N.A.
U.S. Federal Income Tax Consequences	The exchange of outstanding notes for the exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences."

The Exchange Notes

        The following summary describes the principal terms of the exchange notes, but is not intended to be complete. See the information under the heading "Description of the Exchange Notes and the Indenture" in this prospectus for a more detailed description of the terms and conditions of the exchange notes.

        The terms of the exchange notes will be identical in all material respects to the terms of the outstanding notes, except the exchange notes will be registered under the Securities Act and will not contain the transfer restrictions or registration rights relating to the outstanding notes.

Issuer	Ameren Energy Generating Company.
Exchange Notes	$300,000,000 aggregate principal amount of 7.00% Senior Notes due 2018.
Interest
Interest will accrue on the exchange notes at a rate of 7.00% from April 9, 2008 or from the most recent interest payment date on which we paid or provided for interest on the outstanding notes and will be payable semiannually in arrears on April 15 and October 15 of each year, commencing on October 15, 2008.
Final Maturity Date	April 15, 2018.
Ranking
The exchange notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other present and future senior unsecured debt. The exchange notes will rank senior in right of payment to all of our present and future subordinated debt. As of March 31, 2008, we had $474 million of outstanding senior unsecured long-term debt and $159 million of short-term debt, all of which would have ranked pari passu with the exchange notes. As of March 31, 2008, we had $126 million of intercompany subordinated debt.
Expected Ratings	"Baa2" from Moody's, "BBB-" from S&P and "BBB+" from Fitch. See "Ratings."
Optional Redemption
We may at our option redeem the exchange notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the exchange notes to be redeemed plus accrued and unpaid interest to the redemption date on the exchange notes to be redeemed, plus a make-whole premium, calculated using a discount rate equal to the interest rate on comparable U.S. treasury securities plus 50 basis points.
Use of Proceeds
We will not receive any cash proceeds from the issuance of the exchange notes. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the outstanding notes at the time we issued and sold the outstanding notes in a private offering.

Form, Denomination and Registration of Notes
The exchange notes will be issued in book-entry form through the facilities of The Depository Trust Company, which we refer to as DTC, for the account of its participants, without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof and represented by one or more permanent global certificates in fully registered form, which we refer to as a global note, and will be deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as nominee of DTC. Beneficial interests in the global note will be shown on, and transfers of beneficial interests in the global note will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants. See "Description of the Exchange Notes and the Indenture—Book-Entry; Delivery and Form."
Same-Day Settlement	Transfers of beneficial interests in the global note will settle in DTC's same-day funds settlement system, and settlement for any secondary market trades will be made in immediately available funds.
Certain Covenants
The exchange notes will be issued pursuant to an indenture, dated as of November 1, 2000, and a sixth supplemental indenture to that indenture relating to the exchange notes, which we refer to together as the indenture. The indenture limits our ability to, among other things, sell assets, create liens, incur subsidiary indebtedness and engage in mergers, consolidations or similar transactions. In addition, the indenture includes other covenants that limit our ability to incur indebtedness and pay dividends or make certain other restricted payments, which covenants may be terminated by us upon written reaffirmation by each of S&P, Moody's and Fitch of the original ratings of each series of outstanding debt securities issued under the indenture (except in the case of the exchange notes, the rating of S&P of at least BBB+) (after giving effect to such termination).
Risk Factors
An investment in the exchange notes involves certain risks, including future market prices for electricity, coal and natural gas, the competitive market in which we operate, including changing regulation and power procurement policies and processes in Illinois, the future operating costs and performance of our electric generating facilities and our need to comply with present and future environmental laws and regulations. You should carefully consider each of the risk factors incorporated by reference in this prospectus before participating in the exchange offer. See "Risk Factors."
Trustee	The Bank of New York Trust Company, N.A.
Governing Law	The exchange notes and the indenture are governed by the laws of the State of New York.

        You should carefully consider all of the information set forth in this prospectus and, in particular, the specific factors set forth under the heading "Risk Factors" before participating in the exchange offer.

Ratios of Earnings to Fixed Charges

        Our ratios of earnings to fixed charges for the five years ended December 31, 2007 and the three months ended March 31, 2008, computed as set forth below, were as follows:

							Three Months Ended March 31, 2008
	Year Ended December 31,
	2003	2004	2005	2006	2007
Ratio of Earnings to Fixed Charges	1.93	2.81	3.52	2.18	4.64	(1)	9.13	(1)

(1)
Includes FIN 48 interest expense.

        For the purposes of these computations: earnings consist of net income, plus fixed charges and income taxes; and fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses, and other interest charges.

Historical Financial Data

  Income Statement Data:

	Year Ended December 31,					Three Months Ended March 31,
	2003	2004	2005	2006	2007	2007	2008
	(in millions)					(unaudited) (in millions)
Operating Revenues	$785	$873	$1,038	$992	$872	$243	$231
Operating Expenses	588	608	781	861	616	160	150
Operating Income	197	265	257	131	256	83	81
Net Income	75	107	97	49	125	43	46

  Balance Sheet Data:

	As of December 31,					As of March 31,
	2003	2004	2005	2006	2007	2008
	(in millions)					(unaudited) (in millions)
Current Assets	$184	$169	$205	$217	$204	$228
Total Assets	1,977	1,955	1,811	1,850	1,968	1,991
Total Liabilities	1,656	1,520	1,367	1,287	1,320	1,324
Stockholder's Equity	321	435	444	563	648	667

        See our audited consolidated financial statements and the notes to those financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and our unaudited consolidated financial statements and the notes to those financial statements in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, for additional information on our historical financial data.

RISK FACTORS

        In considering whether to participate in the exchange, you should carefully consider the information included or incorporated by reference in this prospectus. In particular, you should carefully consider the factors described below and listed under the heading "Forward-Looking Statements" in this prospectus as well as under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus.

Risks Relating to the Exchange Notes

There is no established trading market for the exchange notes, which means there are uncertainties regarding the price and terms on which a holder could dispose of the exchange notes, if at all.

        The exchange notes will constitute a new issue of securities with no established trading market. We have not applied to list the exchange notes on any national securities exchange or inter-dealer quotation system. As a result, we are unable to assure you as to the presence or the liquidity of any trading market for the exchange notes.

        We cannot assure you that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell your exchange notes will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the exchange notes if one develops. Future trading prices of the exchange notes will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  the interest of securities dealers in making a market and the number of available buyers;

  •
  the number of holders of exchange notes; and

  •
  the market for similar securities.

        You should not purchase any of the exchange notes unless you understand and know you can bear all of the investment risks involving the exchange notes.

If you do not participate in the exchange offer, your outstanding notes will continue to be subject to significant transfer restrictions, and your ability to sell those outstanding notes will be significantly limited.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the transfer restrictions described in the outstanding notes and the indenture governing the outstanding notes, and you will no longer be entitled to registration rights related to the outstanding notes. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or exempt from or offered or sold in a transaction not subject to registration. We do not plan to register the outstanding notes under the Securities Act after completion of the exchange offer.

        Upon completion of the exchange offer, due to the transfer restrictions on the outstanding notes and the absence of similar restrictions on the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes, and the ability to sell outstanding notes will be significantly limited.

If you participate in the exchange offer for the purpose of participating in the distribution of the exchange notes or are our affiliate, you may still be subject to various transfer restrictions.

        If you exchange your outstanding notes for exchange notes in the exchange offer for the purpose of participating in the distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the exchange notes. If you are deemed to be an underwriter and do not comply with these requirements, you may incur liability under the Securities Act, which we do not and will not assume or indemnify against. In addition, our affiliates may offer to sell, resell or otherwise transfer the exchange notes only if they comply with the provisions of Rule 144 under the Securities Act or another available exemption.

If you fail to comply with the exchange offer procedures, your outstanding notes will not be accepted for exchange and will continue to be subject to existing transfer restrictions, and you may not be able to sell your outstanding notes.

        We will not accept your outstanding notes for exchange if you fail to comply with any of the exchange offer procedures described in this prospectus and the letter of transmittal. You will receive exchange notes in exchange for your outstanding notes only if, on or prior to the expiration date, you deliver all of the following to the exchange agent:

  •
  certificates for the outstanding notes or a book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at the Depository Trust Company, or DTC;

  •
  the letter of transmittal, properly completed and signed by you, together with any required signature guarantees; and

  •
  any other documents required by the letter of transmittal.

        You should allow sufficient time to ensure that the exchange agent receives all required documents before the exchange offer expires. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your outstanding notes for exchange.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may read and copy any document that we file with the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        We are "incorporating by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. Accordingly, we incorporate by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008; and

  •
  our Current Reports on Form 8-K filed March 28, 2008 and April 9, 2008.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, or after the date of this prospectus and prior to the time that we exchange all of the securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

        You may request a free copy of these filings by writing or telephoning us at the following address:

    Ameren Energy Generating Company
    Attention: Secretary's Department
    P.O. Box 66149
    St. Louis, Missouri 63166-6149
    Telephone: (314) 621-3222

        Copies of these filings are also available from Ameren's website at http://www.ameren.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

USE OF PROCEEDS

        We will not receive any cash proceeds for the issuance of the exchange notes. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the outstanding notes at the time we issued and sold the outstanding notes in a private offering. Because we are exchanging the exchange notes for the outstanding notes, which have identical terms in all material respects, the issuance of the exchange notes will not result in any increase in our indebtedness.

        We will use the net proceeds from the issuance and sale of the outstanding notes to repay outstanding short-term debt incurred to finance capital expenditures and to fund other corporate requirements and for other general corporate purposes.

THE EXCHANGE OFFER

General

        We are offering to exchange up to $300,000,000 in aggregate principal amount of our outstanding notes that are validly tendered and not validly withdrawn before the exchange offer expires according to the procedures described below for an equal aggregate principal amount of exchange notes. Unlike the outstanding notes, the exchange notes will be registered under the Securities Act. We are making the exchange offer for all of the outstanding notes. Your participation in the exchange offer is voluntary. You should carefully consider whether to participate in the exchange offer. You are urged to consult with your own financial and tax advisors when making a decision whether to participate in the exchange offer. See "Certain U.S. Federal Income Tax Consequences."

        As of the date of this prospectus, $300,000,000 aggregate principal amount of outstanding notes were outstanding. Our obligations to accept outstanding notes for exchange notes pursuant to the exchange offer are limited by the conditions listed below under "—Conditions to the Exchange Offer." We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

        On April 9, 2008, we issued and sold $300,000,000 in aggregate principal amount of the outstanding notes in a private offering exempt from the registration requirements of the Securities Act. The initial purchasers of the outstanding notes subsequently resold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Because these transactions were exempt from the registration requirements of the Securities Act, a holder of outstanding notes may reoffer, resell or otherwise transfer the outstanding notes only if they are registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

        In connection with the issuance and sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes at the time we issued and sold the outstanding notes in a private offering. Under the registration rights agreement, we agreed to conduct an exchange offer for the outstanding notes or, under certain circumstances, to file a shelf registration statement relating to resales of the outstanding notes, as described below. We are making the exchange offer to satisfy our contractual obligations under the registration rights agreement.

        The following description of the material provisions of the registration rights agreement is a summary only. Because this section is a summary, it does not describe every aspect of the registration rights agreement. This summary is subject to and qualified in its entirety by reference to all the provisions of the registration rights agreement. In addition, the information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to those matters.

  Exchange Offer Registration

        We agreed in the registration rights agreement to:

  •
  within 120 days following the original issue date of the outstanding notes, prepare and file with the SEC an exchange offer registration statement with respect to a proposed exchange offer and the issuance and delivery to the holders, in exchange for the outstanding notes, of the exchange notes, which will have terms identical in all material respects to the outstanding notes, except (i) that the exchange notes will not contain terms with respect to transfer restrictions and, (ii) except with respect to our obligation to pay additional interest if we cease to timely file reports that would be required of a reporting company under the Exchange Act whether or not the SEC rules and regulations require us to file such reports (unless the SEC will not accept the filing of such reports) and certain other limited circumstances, will not provide for the payment of additional interest under the circumstances described below;

  •
  use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days of the original issue date of the outstanding notes;

  •
  use our reasonable best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer; and

  •
  and use our reasonable best efforts to cause the exchange offer to be consummated not later than 45 days following the effectiveness of the exchange offer registration statement.

        We agreed to keep the exchange offer open for at least 20 business days after the date on which the exchange offer registration statement is declared effective by the SEC. During the exchange offer, we will offer to all holders of the outstanding notes who are legally eligible to participate in the exchange offer the opportunity to exchange their outstanding notes for exchange notes.

        We have filed the registration statement of which this prospectus is a part and are making the exchange offer to satisfy our obligations under the registration rights agreement.

        See "The Exchange Offer" for a description of the exchange offer, the procedures for receiving exchange notes in exchange for outstanding notes and conditions to the exchange offer.

  SEC Interpretations

        Based on existing interpretations of the Securities Act by the staff of the SEC in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by the holders, other than holders who are broker-dealers, without further compliance with the registration and prospectus delivery provisions of the Securities Act. Any holder of outstanding notes, however, who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any participating broker-dealer who purchased the notes for its own account, other than as a result of market-making activities or other trading activities, or to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

  •
  will not be able to rely on the interpretations by the staff of the SEC;

  •
  will not be able to tender its notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made under an exemption from those requirements.

        We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange notes as it has in other interpretations to third parties.

        Each holder of outstanding notes, other than specified holders, who wishes to exchange the outstanding notes for the exchange notes in the exchange offer will be required to make representations that:

  •
  it is not our affiliate;

  •
  it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account;

  •
  the outstanding notes being exchanged, and any exchange notes to be received by it, have been or will be acquired in the ordinary course of its business; and

  •
  it has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes.

        In addition, in connection with resales of exchange notes, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we have agreed, for a period of one year following the consummation of the exchange offer, to make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any exchange notes acquired in the exchange offer.

        Holders will also agree that they will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the outstanding notes tendered in the exchange offer or to transfer ownership of those outstanding notes on the account books maintained by DTC.

  Shelf Registration

        If:

  (i)
  we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

  (ii)
  for any reason, the exchange offer is not consummated within 225 days following the date of original issuance of the exchange notes; or

  (iii)
  upon notice to us by any holder in specified circumstances,

we will, in addition to or instead of effecting the registration of the exchange notes pursuant to the exchange offer registration statement, as the case may be,

  (i)
  on or prior to 45 days after the earlier of any event in (i), (ii) or (iii) above, or, if later, 120 days after the original issuance date of the outstanding notes, file with the SEC a shelf registration statement covering resales of the outstanding notes;

  (ii)
  use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act not later than 120 days after the date of any event in (i), (ii) or (iii) above or, if later, 225 days after the original issuance date of the outstanding notes;

  (iii)
  use our reasonable best efforts to keep the shelf registration statement effective until one year after the original issue date of the outstanding notes or until all of the outstanding notes covered by the shelf registration statement have been sold or otherwise cease to be "registrable notes" within the meaning of the registration rights agreement provided, however, that we may fail to keep the shelf registration statement effective and usable for offers and sales of outstanding notes in our reasonable judgment for specified periods under certain circumstances; and

  (iv)
  use our reasonable best efforts to ensure that:

    •
    the shelf registration statement and any amendment to the shelf registration statement and any prospectus included in the shelf registration statement complies in all material respects with the Securities Act; and

      •
      the shelf registration statement and any amendment to the shelf registration statement and any prospectus included in the shelf registration statement does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        We will, in the event of the filing of a shelf registration statement, provide to each holder of outstanding notes that are covered by the shelf registration statement copies of the prospectus that is a part of the shelf registration statement and notify each holder when the shelf registration statement has become effective. A holder of outstanding notes that sells the outstanding notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus, to deliver information to be used in connection with the shelf registration, and to deliver a prospectus to purchasers, will be subject to the civil liability provisions under the Securities Act in connection with the sales and will be bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification obligations.

  Legend; Suspension of Resales

        Each exchange note will contain a legend to the effect that the holder of the exchange notes, by its acceptance of the exchange notes, agrees to be bound by the provisions of the registration rights agreement. In that regard, if a holder receives notice from us of:

  (i)
  any request by the SEC or any state securities authority for amendments or supplements to a registration statement or prospectus or for additional information after the registration statement has become effective;

  (ii)
  the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the qualification of the outstanding notes or the exchange notes to be offered or sold by any participating broker-dealer or the initiation of proceedings for that purpose;

  (iii)
  the happening of any event or the failure of any event to occur or the discovery of any facts which makes any statement made in a registration statement or related prospectus untrue in any material respect or which causes that registration statement or the related prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which there were made, not misleading, as well as any other corporate developments, public filings with the SEC or similar events causes the registration statement not to be effective or the prospectus not to be usable for resales; or

  (iv)
  our reasonable determination that a post-effective amendment to the registration statement would be appropriate,

the holder, or participating broker-dealer, as the case may be, will suspend the sale of outstanding notes or exchange notes pursuant to that prospectus until we have either:

  •
  amended or supplemented the prospectus to correct the misstatement or omission and furnished copies of the amended or supplemented prospectus to the holder, or participating broker-dealer, as the case may be; or

  •
  given notice that the sale of the outstanding notes or exchange notes may be resumed.

  Additional Interest

        If a registration default occurs, which means one of the following events occurs:

  •
  the exchange offer registration statement is not filed with the SEC on or prior to the 120th calendar day following the original issue date of the outstanding notes;

  •
  the exchange offer registration statement is not declared effective on or prior to the 180th calendar day following the original issue date of the outstanding notes;

  •
  the exchange offer is not consummated on or prior to the 225th calendar day following the original issue date of the outstanding notes;

  •
  we cease to timely file reports with the SEC that would be required of a reporting company under the Exchange Act whether or not the SEC rules and regulations require us to file such reports (unless the SEC will not accept the filing of such reports);

  •
  if required, a shelf registration statement with respect to the outstanding notes is not declared effective on or prior to the later of 120 calendar days after the date of any event in (i), (ii) or (iii) under "—Shelf Registration" above and the 225th calendar day following the original issue date of the outstanding notes; or

  •
  either the exchange offer registration statement or a shelf registration statement has been filed and declared effective but after its effective date ceases to be effective or is unusable for its intended purpose under the circumstances set forth in the registration rights agreement, then additional interest will accrue on the exchange notes in addition to the rate shown on the cover page of this prospectus, from and including the date on which any such registration default occurs to, but excluding, the date on which the registration default has been cured, at the rate of 0.25% per year, plus an additional 0.25% per year from and during any period in which the registration default has continued for more than 90 days, up to a maximum rate of 0.50% per year. In no event will the additional interest on the notes exceed 0.50% per year. We will have no other liabilities for monetary damages with respect to our registration obligations. With respect to each holder, except with respect to our obligation to pay additional interest if we fail to timely file reports with the SEC that would be required of a reporting company under the Exchange Act, our obligations to pay additional interest remain in effect only so long as the exchange notes held by the holder are "registrable notes" within the meaning of the registration rights agreement. The receipt of additional interest will be the sole monetary remedy available to a holder if we fail to meet these obligations.

  Governing Law

        The registration rights agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any outstanding notes validly tendered and not validly withdrawn before the exchange offer expires. The date of acceptance for exchange of the outstanding notes and completion of the exchange offer is the exchange date, which will be the first business day following the expiration date unless we extend the exchange offer as described in this prospectus. The outstanding notes may be tendered only in integral multiples of $1,000. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes tendered pursuant to the exchange offer. The exchange notes will be delivered as soon as practicable after the exchange date.

        The form and terms of the exchange notes will be identical in all material respects to the terms of the outstanding notes, except the exchange notes:

  (i)
  will be registered under the Securities Act;

  (ii)
  will not bear legends restricting their transfer;

  (iii)
  will bear a different CUSIP number; and

  (iv)
  will not be entitled to the rights of holders of outstanding notes under the registration rights agreement, except in limited circumstances, including the receipt of additional interest.

        The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture, as described below, under which the outstanding notes were issued such that the exchange notes and the outstanding notes will be treated as a single series of senior debt securities under the indenture.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. This prospectus and accompanying letter of transmittal and other relevant materials will be mailed by us to record holders of outstanding notes and furnished to brokers, banks and similar parties whose names, or the names of whose nominees, appear on the list of holders for subsequent transmittal to beneficial owners of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the related rules and regulations of the SEC. Outstanding notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the outstanding notes and exchange notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer.

        We will be deemed to have accepted for exchange validly tendered outstanding notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of outstanding notes who surrender them in the exchange offer for the purposes of receiving exchange notes from us and delivering exchange notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of outstanding notes. We reserve the right in our reasonable judgment to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under the heading "—Conditions to the Exchange Offer" below, to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

        Holders who tender outstanding notes for exchange in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the information under the headings "—Solicitation of Tenders; Fees and Expenses" and "—Transfer Taxes" below for more details regarding fees and expenses incurred in the exchange offer.

        Any outstanding notes not tendered for exchange will continue to be entitled to the benefits of the indenture. If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events, such outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes as promptly as practicable after the expiration date.

        The exchange offer is not being made to, and we will not accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of that jurisdiction. The exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with.

        Our board of directors makes no recommendation to holders of outstanding notes as to whether to tender any of their outstanding notes in the exchange offer. In addition, no one has been authorized to make any similar recommendation. Holders of outstanding notes must make their own decision whether to tender their outstanding notes in the exchange offer and, if so, the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers based on their financial positions and requirements.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                                    , 2008, unless we extend the exchange offer. The expiration date will be at least 20 business days after the date we mail notice of the exchange offer to DTC.

        We expressly reserve the right, subject to applicable law, to at any time to extend the exchange offer and retain all outstanding notes tendered in the exchange offer, subject to the right of holders of outstanding notes to withdraw their tendered outstanding notes as described under the heading "—Withdrawal Rights", and delay the acceptance of the outstanding notes for exchange by giving oral (promptly confirmed in writing) or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension of the exchange offer, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us unless validly withdrawn.

        We also reserve the right, in our sole discretion, subject to applicable law, to at any time:

  •
  terminate the exchange offer for any reason, whether before or after the tender or acceptance of any outstanding notes, including if any of the events or conditions set forth under the heading "—Conditions to the Exchange Offer" below has occurred or exists or has not been satisfied and has not been waived by us; or

  •
  waive any condition or amend the terms of the exchange offer in any manner, whether before or after any tender or acceptance of any outstanding notes.

        If the exchange offer is amended in a manner that we determine to constitute a material change or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

        Any delay in acceptance, extension, termination or amendment will be followed promptly by:

  •
  oral or written notice of the change to the exchange agent, with any oral notice to be promptly confirmed in writing; and

  •
  a public announcement of the change, which announcement, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a press release to an appropriate news agency.

        Exchange notes will only be issued after the exchange agent timely receives (i) a properly completed and duly executed letter of transmittal (or facsimile thereof or an agent's message, as defined below, in lieu thereof) and (ii) all other required documents. However, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer.

        Outstanding notes submitted for a greater principal amount than the tendering holder desires to exchange will be returned, without expense, to the tendering holder of the outstanding notes as promptly as practicable after the expiration of the exchange offer.

Procedures for Tendering Outstanding Notes

  Valid Tender

        Except as set forth below, in order for outstanding notes to be validly tendered pursuant to the exchange offer, either (i)(a) a properly completed and duly executed letter of transmittal (or facsimile thereof) or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through DTC's Automated Tender Offer Program, or ATOP, for a book-entry transfer, with any required signature guarantees and any other required documents, must be received by the exchange agent at the address or the facsimile number set forth under "—Exchange Agent" on or prior to the expiration date and (b) tendered outstanding notes must be received by the exchange agent, or such outstanding notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date, or (ii) the guaranteed delivery procedures set forth below must be complied with. To receive confirmation of valid tender of outstanding notes, a holder should contact the exchange agent at the telephone number listed under "—Exchange Agent."

        If less than all of the outstanding notes are tendered, a tendering holder should fill in the amount of outstanding notes being tendered in the appropriate box on the letter of transmittal. The entire amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        If any letter of transmittal, endorsement, note power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, evidence satisfactory to us of such person's authority to so act also must be submitted.

        Any beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

        The method of delivering outstanding notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. If delivery is by mail, then registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to ensure timely delivery, and proper insurance should be obtained. No outstanding note, letter of transmittal or other required document should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect these transactions for them.

  Book-Entry Transfer

        The exchange agent has established an account with respect to the outstanding notes at DTC for purposes of the exchange offer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC's ATOP procedures to tender outstanding notes. Any participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

        However, the exchange for the outstanding notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of outstanding notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering outstanding notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant. Delivery of documents to DTC does not constitute delivery to the exchange agent.

  Signature Guarantees

        Certificates for outstanding notes need not be endorsed and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless:

  (i)
  a certificate for outstanding notes is registered in a name other than that of the person surrendering the certificate; or

  (ii)
  a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

        In the case of (i) or (ii) above, such certificates for outstanding notes must be duly endorsed or accompanied by a properly executed note power, with the endorsement or signature on the note power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings association that is a participant in a Securities Transfer Association,

each an eligible institution, unless an outstanding note is surrendered for the account of any such eligible institution. See Instruction 2 to the letter of transmittal.

  Guaranteed Delivery

        Holders who wish to tender outstanding notes pursuant to the exchange offer and the certificates for such outstanding notes are not immediately available or time will not permit all required documents to be delivered to the exchange agent before the expiration of the exchange offer, or the procedures for book-entry transfer cannot be completed on a timely basis, may nevertheless tender their outstanding notes, provided that all of the following guaranteed delivery procedures are complied with:

  (i)
  such tenders are made by or through an eligible institution;

  (ii)
  prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, or an electronic message through ATOP with respect to guaranteed delivery for book-entry transfers, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  (iii)
  the certificates (or book-entry confirmation) representing all tendered outstanding notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers.

  Determination of Validity

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which, or the exchange for which, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of outstanding notes will not be deemed made until those defects or irregularities have been cured or waived. Any tendered outstanding notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the holder by the exchange agent without expense to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable after withdrawal, rejection of tender or expiration or termination of the exchange offer.

Withdrawal Rights

        You may withdraw any outstanding notes tendered at any time before the exchange offer expires.

        For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the exchange offer expires.

        Any notice of withdrawal must:

  (i)
  specify the name of the person that tendered the outstanding notes to be withdrawn;

  (ii)
  identify the outstanding notes to be withdrawn, including the certificate number or numbers (if in certificated form) and principal amount of such outstanding notes;

  (iii)
  include a statement that the holder is withdrawing its election to have the outstanding notes exchanged;

  (iv)
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

  (v)
  specify the name in which any of the outstanding notes are to be registered, if different from that of the person that tendered the outstanding notes.

        The exchange agent will return the properly withdrawn outstanding notes as soon as practicable after the receipt of a valid notice of withdrawal. If outstanding notes have been tendered pursuant to the book-entry procedures described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes or otherwise comply with DTC's procedures.

        Any outstanding notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any tendered outstanding notes that are not exchanged for any reason will be returned to the holder by the exchange agent without expense to the tendering holder as soon as practicable after withdrawal, rejection of tender or expiration or termination of the exchange offer. In the case of outstanding notes tendered by the book-entry procedures described above, the outstanding notes will be credited to an account maintained by the holder with DTC for the outstanding notes, as soon as practicable after withdrawal, rejection of tender or expiration or termination of the exchange offer. Validly withdrawn outstanding notes may be retendered by following one of the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time before the exchange offer expires.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, on the exchange date, all outstanding notes validly tendered and will issue the exchange notes promptly after the exchange date. See "—Conditions to the Exchange Offer" below. For each outstanding note accepted for exchange, the holder of the outstanding note will receive an exchange note having a principal amount at maturity equal to that of the surrendered outstanding note. The exchange notes will be delivered as soon as practicable after the exchange date.

        In all cases, delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message properly transmitted through ATOP with any required signature guarantees; and

  •
  any other documents required by the letter of transmittal.

        Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when outstanding notes, book-entry confirmations with respect to outstanding notes and other required documents are received by the exchange agent.

        Any tendered outstanding notes not accepted for any reason will be returned to the holder by the exchange agent without expense to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable after withdrawal, rejection of tender or expiration or termination of the exchange offer. If outstanding notes have been tendered pursuant to the book-entry procedures described above, the outstanding notes will be credited to an account maintained by the holder with DTC for the outstanding notes, promptly after withdrawal, rejection of tender or termination of the exchange offer.

        Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange outstanding notes validly tendered and not validly withdrawn if and when we give oral or written notice to the exchange agent of our acceptance. Any oral notice will be promptly confirmed in writing. Our acceptance for exchange of outstanding notes tendered through any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and the letter of transmittal. Acceptance by us of any tendered outstanding notes and the issuance of exchange notes in exchange for tendered outstanding notes will constitute full performance of our obligations under the registration rights agreement, and after acceptance by us, we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances described above.

        The exchange agent will act as our agent for the purposes of receiving tenders of outstanding notes, letters of transmittal and related documents from tendering holders of outstanding notes, and as agent for tendering holders of outstanding notes for the purposes of receiving exchange notes from us, causing the outstanding notes to be assigned, transferred and exchanged for exchange notes and transmitting exchange notes to holders who validly tendered outstanding notes.

Consequences of Failure to Exchange Outstanding Notes for Exchange Notes

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the transfer restrictions provided in the outstanding notes and the indenture governing the exchange notes, and, unless you are not eligible to participate in the exchange offer or your outstanding notes are not eligible to be exchanged for exchange notes, you will no longer be entitled to registration rights with respect to any outstanding notes that you do not exchange. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or exempt from or offered or sold in a transaction not subject to registration. We do not plan to register the outstanding notes under the Securities Act after completion of the exchange offer unless required to do so pursuant to the registration rights agreement entered into at the time we issued and sold the outstanding notes.

        Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your outstanding notes. See the information under the heading "Certain U.S. Federal Income Tax Consequences."

        As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will be entitled to all of the rights and limitations applicable to the outstanding notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of the exchange offer, including the right to require us to register your outstanding notes or pay additional interest. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, outstanding notes could be adversely affected. See "Risk Factors."

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. However, we have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

        Holders of outstanding notes that remain outstanding after consummation of the exchange offer will vote together with any issued exchange notes as a single series for purposes of determining whether holders of the requisite percentage of outstanding notes and exchange notes have taken certain actions or exercised certain rights under the indenture.

Conditions to the Exchange Offer

        The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

        Notwithstanding any other provisions of the exchange offer or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any outstanding notes for any exchange notes and will not be required to issue exchange notes in exchange for any outstanding notes. We will not be required to accept for exchange, or to issue exchange notes in exchange for any outstanding notes, if (i) the outstanding notes are not tendered in accordance with the terms of the exchange offer or (ii) each holder of outstanding notes exchanged in the exchange offer has not made all of the required representations as set forth above under "—Purpose and Effect of the Exchange Offer—SEC Interpretations."

        In addition, as described above, we may at any time terminate or amend the exchange offer, whether or not any outstanding notes have been tendered or accepted for exchange, or may waive any conditions of the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied and has not been waived before the expiration date:

  •
  there occurs a change in the current interpretation by the staff of the SEC that permits the exchange notes issued in exchange for outstanding notes in the exchange offer to be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers that acquired outstanding notes as a result of market-making or other trading activities or broker-dealers that acquired outstanding notes directly from us for resale under Rule 144A or another available exemption under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holders' business, the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes and the holders are not our "affiliates" within the meaning of Rule 405 under the Securities Act;

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  any law, statute, rule or regulation has been adopted or enacted that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  a stop order has been issued, or is threatened, by the SEC or any state securities authority with respect to the effectiveness of the registration statement of which this prospectus is a part, or with respect to the qualification of the indenture under the Trust Indenture Act;

  •
  any governmental approval has not been obtained, which approval we deem necessary for the consummation of the exchange offer as contemplated hereby; or

  •
  any change, or any development involving a prospective change, in our business or financial affairs has occurred that might materially impair our ability to proceed with the exchange offer.

        These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us at any time. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time. In addition, we reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offer, whether or not any outstanding notes have been tendered or accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

        If a waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose the waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act. We currently expect that each of the conditions will be satisfied and that no waiver of any condition will be necessary.

Exchange Agent

        We have appointed The Bank of New York Trust Company, N.A. as the exchange agent for the exchange offer. You should direct questions and requests for assistance, in each case, with respect to exchange offer procedures, requests for additional copies of this prospectus or of the letter of transmittal, requests for the notice of guaranteed delivery with respect to the exchange of the outstanding notes, as well as all executed letters of transmittal, to the exchange agent at the addresses listed below (Bank of New York Mellon Corporation is an affiliate of The Bank of New York Trust Company, N.A.):

By Hand or Overnight Delivery:	By Registered or Certified Mail:	By Facsimile Transmission:	To Confirm by Telephone or for Information:
Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, New York 10286 Attention: Mr. Randolph Holder	Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, New York 10286 Attention: Mr. Randolph Holder	(Eligible Institutions Only) (212) 298-1915	(212) 815-5098

        Delivery to an address other than as listed above, or transmission to a facsimile number other than as listed above, will not constitute a valid delivery.

        The Bank of New York Trust Company, N.A. is the trustee under the indenture governing the outstanding notes and the exchange notes.

Solicitation of Tenders; Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by our officers, directors or employees.

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. This includes reasonable and customary fees to the exchange agent and the trustee for their services and reimbursement for their reasonable out-of-pocket expenses. Additionally, we will pay SEC registration fees and accounting and legal fees. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of outstanding notes, and in handling or tendering for their customers. Holders who tender outstanding notes for exchange in the exchange offer will not be required to pay brokerage commissions or fees.

Transfer Taxes

        Holders who tender outstanding notes for exchange in the exchange offer will not be required to pay any transfer taxes in connection with the tender unless the holder instructs us to deliver exchange notes to, or issue exchange notes in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, in which case the amount of any applicable transfer tax, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of a transfer tax or exemption from payment of a transfer tax is not submitted with the letter of transmittal, the amount of the transfer tax will be billed directly to the tendering holder.

Accounting Treatment

        The exchange notes will be recorded at the carrying value of the outstanding notes as reflected on our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of exchange notes for outstanding notes. We will amortize the expenses incurred in connection with the issuance of the exchange notes over the term of the exchange notes.

DESCRIPTION OF THE EXCHANGE NOTES AND THE INDENTURE

        We have summarized the material provisions of the indenture and the exchange notes below. The following summary does not purport to be a complete description of the exchange notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the indenture, including any terms deemed to be a part of the indenture by the Trust Indenture Act of 1939, as amended. Capitalized terms used herein without definition have the respective meanings given such terms in the indenture. You may obtain a copy of the indenture upon request.

General

        The terms of the exchange notes will be identical in all material respects to the outstanding notes, except:

  •
  the exchange notes will be registered under the Securities Act;

  •
  will have a different CUSIP number; and

  •
  the exchange notes will not contain the transfer restrictions or registration rights relating to the outstanding notes.

        The exchange notes will evidence the same indebtedness as the outstanding notes, which they replace.

        The exchange notes, which we refer to under this heading "Description of the Exchange Notes and the Indenture" as the Series H Notes, will be issued under an indenture, dated as of November 1, 2000, which we refer to under this heading as the Indenture, from us to The Bank of New York Trust Company, N.A., as trustee, and a series supplemental indenture relating to the Series H Notes. Three series of senior notes are currently issued and outstanding under the Indenture: $200,000,000 8.35% Senior Notes, Series D due 2010, which we refer to as the Series D Notes, $275,000,000 7.95% Senior Notes, Series F due 2032, which we refer to as the Series F Notes, and $300,000,000 7.00% Senior Notes, Series G due 2018, which we refer to as the outstanding notes. The aggregate principal amount of senior debt securities that may be issued under the Indenture is unlimited. Subject to the terms of the Indenture, we may issue additional senior debt securities under the Indenture in the future at our discretion. Under this heading, we refer to all series of senior debt securities issued under the Indenture, including the Series D Notes, the Series F Notes, the outstanding notes and the Series H Notes, collectively as Notes. Issuances of individual series of Notes, including this offering, will be governed by the Indenture and the corresponding series supplemental indenture. The following summaries of certain provisions of the Notes, including the Series H Notes, and the Indenture do not purport to be complete and are subject, and qualified in their entirety by reference, to all of the provisions of the Notes, including the Series H Notes, and the Indenture, including the definitions of certain terms in the Indenture and any terms deemed to be a part of the Indenture by the Trust Indenture Act of 1939, as amended. The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain Definitions."

        The Series H Notes will not be guaranteed by, or otherwise be obligations of, Ameren Corporation or any of its direct or indirect subsidiaries other than us. The Series H Notes will not contain any provisions that will require us to redeem, or permit the holders to cause a redemption of, the Series H Notes, or that otherwise protect the holders of the Series H Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change of control.

        The Series H Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other present and future senior unsecured debt. The Series H Notes will rank senior in right of payment to all of our present and future subordinated debt. As of March 31, 2008, we had $474 million of outstanding senior unsecured long-term debt and $159 million of short-term debt, all of which would have ranked pari passu with the Series H Notes. As of March 31, 2008, we had $126 million of intercompany subordinated debt under the Subordinated CIPS Note.

Principal, Maturity and Interest

        The Series H Notes will be initially limited in aggregate principal amount to $300,000,000 and will be issued in one series. The Series H Notes will mature on April 15, 2018. Interest will be payable on the Series H Notes semiannually on April 15 and October 15 of each year, commencing October 15, 2008 until the principal is paid or made available for payment. Interest on the Series H Notes will accrue from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid, from the date of issuance of the outstanding notes. No interest will be paid in connection with the exchange offer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If we cease to timely file reports with the SEC that would be required of a reporting company under the Exchange Act whether or not the SEC rules and regulations require us to file such reports (unless the SEC will not accept the filing of such reports), this will constitute a registration default under the registration rights agreement and additional interest will accrue on the Series H Notes in addition to the rate shown on the cover page of this prospectus, from and including the date on which this registration default occurs to, but excluding, the date on which this registration default has been cured, at the rate of 0.25% per year, plus an additional 0.25% per year from and during any period in which this registration default has continued for more than 90 days, up to a maximum rate of 0.50% per year. See "Exchange Offer; Registration Rights—Additional Interest."

        We may, from time to time, without the consent of the existing holders of the Series H Notes, "reopen" this series of Series H Notes, which means we can create and issue further senior debt securities under the Indenture having the same terms and conditions (including the same CUSIP number) as the Series H Notes offered by this prospectus in all respects, except for the date of original issuance, the initial interest payment date and the offering price. Additional senior debt securities issued in this manner will be consolidated with, and form a single series with, the previously outstanding Series H Notes under the Indenture.

        Payment of principal of the Series H Notes will be made against surrender of such Series H Notes at the office or agency of our company in St. Louis, Missouri. Payment of interest on the Series H Notes will be made to the person in whose name such Series H Notes are registered at the close of business on the April 1 or October 1 immediately preceding the relevant interest payment date. For so long as the Series H Notes are issued in book-entry form, payments of principal, premium (if any) and interest shall be made in immediately available funds by wire transfer to DTC or its nominee. If the Series H Notes are issued in certificated form to a Holder other than DTC, payments of principal, premium (if any) and interest shall be made by check mailed to such Holder at such Holder's registered address or, upon written application by a Holder of $1,000,000 or more in aggregate principal amount of the Series H Notes to the trustee in accordance with the terms of the Indenture, by wire transfer of immediately available funds to an account maintained by such Holder with a bank or other financial institution. Defaulted interest will be paid in the same manner to Holders as of a special record date established in accordance with the Indenture.

        All amounts paid by us for the payment of principal, premium (if any) or interest on any Notes that remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us and the Holders of such Notes will thereafter look only to us for payment thereof.

Optional Redemption with Make-Whole Premium

        At any time and at our option, we may redeem the Series H Notes, in whole or in part (if in part, by lot or by such other method as the trustee deems fair or appropriate) at the redemption price of 100% of the principal amount of such Series H Notes to be redeemed, plus accrued and unpaid interest on the principal amount of such Series H Notes to the redemption date, plus the Make-Whole Premium.

Reporting Obligations; Information to Holders

        We will furnish to the trustee:

  (i)
  unless we are still filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of each fiscal year, our unaudited consolidated balance sheet as of the last day of such quarterly period and the related consolidated statements of income and cash flows during such quarterly period prepared in accordance with GAAP and (in the case of the second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year and accompanied by (A) a written statement of our authorized representative to the effect that such financial statements fairly represent our financial condition and results of operations at and as of their respective dates, (B) a section substantially similar to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A") section of a Form 10-Q, and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods;

  (ii)
  unless we are still filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 90 days after the end of each fiscal year, our consolidated balance sheet as of the end of such year and the related consolidated statements of income, cash flows, and retained earnings during such year setting forth in each case in comparative form corresponding figures from the preceding fiscal year, accompanied by (A) an audit report thereon of a firm of independent public accountants of recognized national standing, (B) a section substantially similar to the MD&A section of a Form 10-K, and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods;

  (iii)
  at the time of the delivery of the report provided for in clause (ii) above (or at the time of the filing of the comparable report pursuant to the Exchange Act), an officer's certificate to the effect that, to the best of such officer's knowledge, no default or Event of Default under the Notes of any series or the Indenture has occurred and is continuing or, if any default or Event of Default thereunder has occurred and is continuing, specifying the nature and extent thereof and what action we are taking or propose to take in response thereto; and

  (iv)
  promptly after we obtain actual knowledge of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes an Event of Default under the Indenture, and an officer's certificate specifically stating that such Event of Default has occurred and setting forth the details thereof and the action which we are taking or propose to take with respect thereto.

        The calculations required by clauses (i)(C) and (ii)(C) above will be furnished to the trustee within the time period provided therefor regardless of whether we are then filing comparable reports pursuant to the reporting requirements of the Exchange Act.

        All such information provided to the trustee as indicated above also will be provided by the trustee upon written request to the trustee (which may be a single continuing request), to (x) Holders, (y) holders of beneficial interests in the Notes or (z) prospective purchasers of the Notes or beneficial interests in the Notes. We will furnish to the trustee, upon its request, sufficient copies of all such information to accommodate the requests of such holders and prospective holders of beneficial interests in the Notes.

        At any time when we are not subject to the periodic reporting and other information requirements of Section 13 or 15(d) of the Exchange Act, we will provide without charge, upon the request of any Holder, any holder of a beneficial interest in the Notes, or the trustee (on behalf of a Holder or a holder of a beneficial interest in the Notes), a copy of the information specified in paragraph (d)(4) of Rule 144A under the Securities Act to the Holder, the holder of a beneficial interest in the Notes, the prospective purchaser of the Notes (and of a beneficial interest in the Notes) who is a qualified institutional buyer or institutional accredited investor or to the trustee for delivery to the Holder or prospective purchaser of the Notes, as the case may be, in order to permit compliance by the Holder or the holder of a beneficial interest with Rule 144A in connection with any resale of Notes by the Holder or the holder of a beneficial interest in the Notes.

Certain Covenants

  Mergers and Consolidations

        We will not consolidate with or merge with or into any other person, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, and we will not permit any person to consolidate with or merge with or into us, unless: (i) immediately prior to and immediately following such consolidation, merger, sale or lease, no Event of Default under the Indenture shall have occurred and be continuing, and (ii) we are the surviving or continuing corporation, or the surviving or continuing corporation or corporation that acquires by sale, conveyance, transfer or lease is incorporated in the United States of America and expressly assumes the payment and performance of all of our obligations under the Indenture and the Notes.

  Limitation on Asset Sales

        Except for the sale of our properties and assets substantially as an entirety as described in "—Mergers and Consolidations" above, and other than assets required to be sold to conform with governmental regulations, we will not, and will not permit any of our Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of such Asset Sale and all other Asset Sales consummated since November 1, 2000 would exceed 25% of our Consolidated Tangible Assets as of the beginning of our most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 25% limitation specified above if the proceeds thereof (i) are, within 12 months of such Asset Sale, invested or reinvested by us or any Subsidiary in a Permitted Business, (ii) are used by us or a Subsidiary to repay Indebtedness of our company or such Subsidiary, or (iii) are retained by us or our Subsidiaries. Additionally, if after giving effect to any Asset Sale that otherwise would cause the 25% limitation to be exceeded, each Rating Agency then rating any of the Notes confirms the then current rating of such Notes, the portion of such Asset Sale in excess of the 25% limitation will also be disregarded for purposes of the foregoing limitations.

  Limitation on Liens

        We will not, and will not permit any of our Subsidiaries to, issue, assume, guarantee or permit to exist any Indebtedness secured by any lien on any property of our company or our Subsidiaries, whether owned on the date that the Notes are issued or thereafter acquired, without in any such case effectively securing the outstanding Notes (together with, if we so determine, any other Indebtedness of or guaranteed by our company ranking equally with the Notes) equally and ratably with such

Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction will not apply to the following liens:

  (i)
  pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

  (ii)
  liens imposed by law, such as carriers', warehousemen's and mechanics' liens, arising in the ordinary course of business;

  (iii)
  liens for property taxes being contested in good faith;

  (iv)
  minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

  (v)
  liens on any property existing at the time of acquisition thereof (which liens may also extend to subsequent repairs, alterations and improvements to such property);

  (vi)
  liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired;

  (vii)
  liens, if any, in existence on November 1, 2000;

  (viii)
  other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this provision does not exceed 10% of our Consolidated Tangible Assets; and

  (ix)
  liens granted in connection with extending, renewing, replacing or refinancing any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness), described in the foregoing clauses (v) through (viii) above.

        In the event that we propose to pledge, mortgage or hypothecate any property, other than as permitted by clauses (i) through (ix) of the previous paragraph, we will (prior thereto) give written notice thereof to the trustee, who will give notice to the Holders, and we will, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the Notes equally and ratably with such Indebtedness.

  Limitations on Subsidiary Indebtedness

        We will not permit any Subsidiary which may acquire any Existing Generating Assets to create or incur or suffer to exist any Indebtedness for borrowed money.

Covenants That May Be Terminated

  Restricted Payments

        We will not make any Restricted Payment unless, on a Pro Forma Basis at the time such Restricted Payment is to be made, (i) the Senior Debt Service Coverage Ratio shall equal at least 1.75 to 1.0 for the most recently ended four full fiscal quarters and (ii) based on projections prepared by us on a reasonable basis, the projected Senior Debt Service Coverage Ratio for each of the succeeding four six-month periods (commencing with the month in which the distribution, payment or investment is to be made) or, with respect to any date within the 24-month period prior to the final maturity date for any Notes, the number of complete six-month periods, if any, until such final maturity date for such Notes, in each case measured as individual six-month periods, is projected to be greater than or equal to 1.75 to 1; provided, however, that for any period in respect of which such projected Senior Debt Service Coverage Ratio is calculated pursuant to this clause (ii) for which two-thirds or more of revenues are derived directly or indirectly from contracts with CIPS, UE or non-affiliated third-parties and which have a then remaining term of two years or more, such ratio shall be greater than or equal to 1.50 to 1.0. Each payment of principal on the Subordinated CIPS Note other than at final maturity is payable solely to the extent of Available Cash.

  Limitation on Indebtedness

        We will not incur any Indebtedness other than Permitted Indebtedness for borrowed money unless on a Pro Forma Basis for the debt incurrence and any related transactions either (i) the Senior Debt Service Coverage Ratio shall equal at least 2.5 to 1.0 for the most recently ended four full fiscal quarters and our Senior Debt to Capital Ratio shall not exceed 0.6 to 1.0 or (ii) each Rating Agency then rating the outstanding Notes of each series provides a Ratings Reaffirmation of the then existing rating of such Notes after giving effect to such additional Indebtedness.

  Termination of Certain Covenants

        We may cease to comply with the covenants above under "—Restricted Payments" and "—Limitation on Indebtedness" if each of Standard & Poor's Rating Services, Moody's Investors Services Inc. and Fitch, Inc. (or, in each case, any successor thereto) to the extent such rating agency is then rating the outstanding Notes of each series provides a Ratings Reaffirmation of at least the original rating of such Notes (except, in the case of the Series H Notes, the rating of Standard & Poor's Rating Services (or any successor thereto) shall be at least BBB+) after giving effect to such fact, in which case from and after the date of such reaffirmation, such covenants shall be deemed to be of no further force and effect.

Certain Definitions

        "Asset Sale" means any sale, lease, sale-leaseback, transfer, conveyance or other disposition of any assets including by way of the issue by us or any of our Subsidiaries of equity interests in such Subsidiaries, except (i) in the ordinary course of business to the extent that such property is (a) worn out or is no longer useful or necessary in connection with the operation of our business or sale inventory or (b) being transferred to a wholly-owned Subsidiary of our company or (ii) if, prior to such conveyance or disposition, each Rating Agency then rating any of the Notes provides a Rating Reaffirmation of the then existing rating of such Notes after giving effect to such Asset Sale.

        "Available Cash" means, for a given period, all funds of our company remaining after payment of all operating and maintenance expenditures, Senior Debt Service, capital expenditures, taxes and reasonable reserves for working capital and other corporate purposes determined by us in our discretion, in each case, for such period.

        "Cash Flow Available for Senior Debt" for any period means, without duplication, (i) EBITDA of our company and our consolidated Subsidiaries for such period, minus (ii) EBITDA for such period of the consolidated Subsidiaries, if any, of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (iii) distributions received by our company from Subsidiaries described in the foregoing clause (ii) during such period, minus (iv) distributions described in the foregoing clause (iii) that are attributable to extraordinary gains or other non-recurring items included in EBITDA, minus (v) any income reported by our company for such period for persons that are not consolidated Subsidiaries of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (vi) distributions received by our company from persons described in the foregoing clause (v) during such period, minus (vii) distributions described in the foregoing clause (vi) that are attributable to extraordinary gains or other non-recurring items included in EBITDA.

        "Committed Unit Contribution Agreement" means the Committed Unit Contribution Agreement, dated as of November 1, 2000, between us and Resources, in respect of any future combustion turbine units that, at our option, become subject to such agreement.

        "Consolidated Tangible Assets" means, (at any date of determination) the total assets of our company and our Subsidiaries determined in accordance with GAAP, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and product development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all deferred charges or unamortized debt discount and expenses, (iii) all reserves carried and not deducted from assets, (iv) securities which are not readily marketable, (v) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or debt, (vi) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to June 30, 2000, and (vii) any items not included in clauses (i) through (vi) above which are treated as intangibles in conformity with GAAP, plus the aggregate net book value of all asset sales or dispositions made by our company and any of our Subsidiaries since November 1, 2000 to the extent that the proceeds thereof or other consideration received therefor are not invested or reinvested in a Permitted Business, or are not retained by us or our Subsidiaries.

        "EBITDA" means, with respect to any person for any period, the (i) income (or loss) before interest and taxes of such person, plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining such income (or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items, plus (iv) to the extent deducted in determining such income (or loss), lease obligations of the type referred to in clause (v) of the definition of Indebtedness.

        "Existing Generating Assets" means the coal-fired and oil-fired units and gas-fired units owned by us as of the date of issuance of the Series H Notes.

        "Holder" means a registered holder of a Note.

        "Indebtedness" of any person means (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all lease obligations of such person (excluding leases of property in the ordinary course of business), (vi) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities other than commercial leases, (vii) all unconditional obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such person or any warrants, rights, or options to acquire such capital stock or other equity interests, (viii) all Indebtedness of any other person of the type referred to in clauses (i) through (vii) guaranteed by such person or for which such person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (ix) all Indebtedness of the type referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property. Solely for purposes of the limitation on the incurrence of Indebtedness described above under "—Covenants That May Be Terminated—Limitation on Indebtedness", the definition of Indebtedness shall not include: (w) the Subordinated CIPS Note, (x) Non-utility Money Pool Borrowings, (y) Subordinated Parent Borrowings and (z) tax-exempt pollution control loan obligations not to exceed $104 million in aggregate principal amount.

        "Make-Whole Premium" means, with respect to the Series H Notes, a computation of the following:

  (i)
  the average life of the remaining scheduled payments of principal in respect of outstanding Series H Notes (the "Remaining Average Life") as of the redemption date;

  (ii)
  the yield to maturity for the United States treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue") (subject to extrapolation if no United States treasury security has an average life equal to the Remaining Average Life); and

  (iii)
  the discounted present value of the then-remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the redemption date) in respect of outstanding Series H Notes as of the redemption date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 50 basis points.

        The amount of Make-Whole Premium in respect of Series H Notes to be redeemed will be an amount equal to (x) the discounted present value of such Series H Notes to be redeemed determined in accordance with clause (iii) above, minus (y) the unpaid principal amount of such Series H Notes; provided, however, that the Make-Whole Premium shall not be less than zero.

        "Non-utility Money Pool Borrowings" means borrowings by us under Ameren Corporation's non-utility money pool agreement.

        "Parent" means with respect to any person, any other person who directly or indirectly owns greater than 50% of the capital stock of such person.

        "Permitted Business" means a business that is the same as or similar to our business as of November 1, 2000, or any business reasonably related thereto, including advances made by us pursuant to a valid Committed Unit Contribution Agreement.

        "Permitted Indebtedness" means (i) the Subordinated CIPS Note, (ii) Non-utility Money Pool Borrowings, (iii) Subordinated Parent Borrowings, and (iv) tax-exempt pollution control loan obligations not to exceed $104 million in aggregate principal amount.

        "Pro Forma Basis" means, for the purpose of the covenant set forth above under "—Covenants That May Be Terminated—Limitation on Indebtedness" and the making of a Restricted Payment described in clause (iii) of the definition of "Restricted Payments" below, that the calculation shall give effect to the incurrence of the Indebtedness, the making of such Restricted Payment, various acquisitions or dispositions of assets in the relevant period and, in each case, the application of proceeds thereof.

        "Rating Agencies" means Standard & Poor's Rating Services and Moody's Investors Services, Inc.

        "Ratings Reaffirmation" means a reaffirmation by each of the Rating Agencies of their original or then current credit ratings (as applicable) of any of the Notes outstanding, giving effect to the transaction giving rise to such request for such reaffirmation.

        "Restricted Payments" means, collectively, (i) distributions including payments of dividends or redemptions or repurchases of ownership interests in our company; (ii) payments of principal, interest or premium, if any, on and any repurchases of any Subordinated Parent Borrowings or other subordinated Indebtedness we may issue (including to an affiliate); and (iii) investments made by us or any Subsidiary in any partnership, joint venture or other entity which is not a Subsidiary. Restricted Payments do not include payments in respect of the Subordinated CIPS Note, repayments of Non-utility Money Pool Borrowings and advances made by us pursuant to the terms of a valid Committed Unit Contribution Agreement.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt Service" means, with respect to any person for any period, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness of such person for such period including (A) the net costs under interest rate hedge agreements, (B) all capitalized interest, (C) the interest portion of any deferred payment obligation and (D) payments in the nature of interest under lease obligations of such person scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of our company, including, but not limited to, the Subordinated CIPS Note), and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness of such person, including payments in the nature of principal under lease obligations, in each case scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of our company, including, but not limited to, the Subordinated CIPS Note).

        "Senior Debt Service Coverage Ratio" for any period means, the ratio of (i) Cash Flow Available for Senior Debt for such period to (ii) Senior Debt Service for such period.

        "Senior Debt to Capital Ratio" means, with respect to any person, the ratio as of the most recent fiscal quarter for which financial statements have been delivered to the trustee of (i) the aggregate principal amount of Senior Indebtedness of that person then outstanding to (ii) Total Capitalization.

        "Senior Indebtedness" means, all our Indebtedness, exclusive of Indebtedness which is by its terms subordinated in right of payment to any of our other Indebtedness, including, but not limited to, the Subordinated CIPS Note and Subordinated Parent Borrowings.

        "Subordinated CIPS Note" means the subordinated note issued by us to CIPS in the initial amount of $552 million in connection with the acquisition of our coal plants in 2000 and, provided that there is no increase in the principal amount thereof, any refinancing or extension thereof.

        "Subordinated Parent Borrowings" means borrowings by us from a Parent, provided that such borrowings are subordinated on terms substantially similar to the terms of subordination set forth in the Indenture.

        "Subsidiary" means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by us.

        "Total Capitalization" means, with respect to any person, the sum, without duplication, of (i) total common stock equity or analogous ownership interests of that person, (ii) preferred stock and preferred securities of that person, (iii) additional paid in capital or analogous interests of that person, (iv) retained earnings of that person and (v) the aggregate principal amount of Indebtedness (including all intercompany notes) of that person then outstanding.

Events of Default

        The following constitute Events of Default under the Indenture:

  (i)
  our default in the payment of all or any part of the principal of, or premium, if any, on, any of the Notes issued under the Indenture as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; or

  (ii)
  our default in the payment of any installment of interest upon any of the Notes issued under the Indenture as and when the same shall become due and payable, and continuance of such default for a period of five days; or

  (iii)
  an event of default, as defined in any of our instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of our company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of, and interest on which, does not individually, or in the aggregate, exceed $25,000,000; or

  (iv)
  our failure to perform or observe any covenant or agreement (while such covenant or agreement is effective) set forth under "—Certain Covenants" and "—Covenants That May Be Terminated" above and such failure shall continue uncured for more than thirty (30) days after we have actual knowledge of such failure; or

  (v)
  our failure to perform or observe any of our covenants or agreements contained in any other provision of the Indenture and such failure shall continue uncured for more than thirty

    (30) days after we have actual knowledge of such failure; provided, that if we commence efforts to cure such default within such thirty (30)-day period and are diligently attempting to cure such default, we may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default" under the Indenture) for an additional sixty (60) days so long as we certify to the trustee that no other Event of Default has occurred and is continuing and we are diligently pursuing such cure; or

  (vi)
  one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against us or any of our properties in an aggregate amount in excess of $25,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings; or

  (vii)
  specified events of bankruptcy, insolvency or reorganization involving our company or a Subsidiary; or

  (viii)
  one or more payments aggregating $25 million or more due to us under the terms of the Genco PSA (or any successor long-term agreement between us and Marketing Company (or any successor that is a subsidiary of Ameren Corporation) for the sale of more than 50% of the capacity and energy of the Existing Generating Assets) are not made within 60 days of the date they are due.

        If an Event of Default (other than an Event of Default based on an event of our bankruptcy, insolvency or reorganization) occurs and is continuing, either the trustee or the Holders of not less than 25% in aggregate principal amount of the Notes outstanding under the Indenture may, by written notice to us (and to the trustee if given by Holders), declare the principal of and accrued interest on all Notes outstanding under the Indenture to be immediately due and payable, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal, premium or interest) may be waived by the Holders of a majority in aggregate principal amount of Notes then outstanding under the Indenture. If an Event of Default due to our bankruptcy, insolvency or reorganization occurs, all unpaid principal, premium, if any, and interest in respect of the Notes issued under the Indenture will automatically become due and payable without any declaration or other act on the part of the trustee or any Holder. The occurrence of an event described in paragraph (vii) of this section with respect to a Subsidiary shall not constitute an Event of Default if (x) the creditors of such Subsidiary have no recourse to our company or (y) such subsidiary is not a "significant subsidiary" as defined in Regulation S-X under the Securities Act.

        The Holders of a majority in principal amount of the Notes then outstanding under the Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture, subject to certain limitations specified in the Indenture, provided that the Holders will have offered to the trustee reasonable indemnity against expenses and liabilities.

Modification of the Indenture and Supplemental Indentures

        With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time outstanding considered as one class, we and the trustee may modify the Indenture or any indentures supplemental thereto or the rights of the Holders of the Notes; provided, that if there are Notes of more than one series outstanding and if a proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of all series so directly affected, considered as one class, will be required; provided, further, that no such supplemental indenture shall

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Holder to institute suit for the payment thereof, in each case without the consent of the Holder of each note so affected, or

  •
  without the consent of the Holders of all Notes then outstanding, reduce the percentage of Notes, the consent of the Holders of which is required for any such modification, or the percentage of Notes, the consent of the Holders of which is required for any waiver provided for in the Indenture.

        We and the trustee without the consent of any Holder may amend the Indenture and the Notes for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision thereof, or in any manner which we and the trustee may determine is not inconsistent with the Indenture and the Notes and will not adversely affect the interests of any Holder.

Defeasance and Covenant Defeasance

  Defeasance

        The Indenture provides that we will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes, on the 123rd day after the deposit referred to below has been made, and the provisions of the Indenture will cease to be applicable with respect to the Notes (except for, among other matters, certain obligations to register the transfer of or exchange of the Notes, to replace apparently mutilated, defaced, destroyed, lost or stolen Notes, to maintain paying agencies and to hold funds for payment in trust) if:

  (i)
  we have deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the Indenture) that, through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes, at the time such payments are due in accordance with the terms of the Indenture;

  (ii)
  we have delivered to the trustee (a) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under the defeasance provisions of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture and (b) an opinion of counsel to the effect that the defeasance trust does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

  (iii)
  immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, will have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

  (iv)
  if at such time the Notes are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

  Defeasance of Certain Covenants and Certain Events of Default

        The Indenture further provides that the provisions of the Indenture will cease to be applicable with respect to:

  •
  the covenants described under "—Certain Covenants" and "—Covenants That May Be Terminated" described above and

  •
  clause (v) under "—Events of Default" with respect to such covenants and clauses (iii) and (vi) under "—Events of Default" upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes, the satisfaction of the conditions described in clauses (ii)(b), (iii) and (iv) under "—Defeasance and Covenant Defeasance—Defeasance" above and the delivery by us to the trustee of an opinion of counsel to the effect that, among other things, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

  Defeasance and Certain Other Events of Default

        If we exercise our option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the Notes, at the time of their stated maturity, but may not be sufficient to pay amounts due on the Notes at the time of acceleration resulting from such Event of Default. We will remain liable for such payments.

Book-Entry; Delivery and Form

  General

        Except in the limited circumstances described under "—Certificated Notes" below, beneficial interests in the Global Note will only be recorded by book-entry and owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificates representing the Series H Notes.

        The Series H Notes issued in exchange for outstanding notes will be issued in the form of a permanent Global Note in definitive, fully registered form, without coupons, which will be deposited with the trustee, as custodian for DTC, registered in the name of DTC's nominee and duly executed by us and authenticated by the trustee (the "Global Note").

        Any beneficial interest in a Global Note that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

        The Series H Notes will be issued only in definitive, fully registered form, without coupons, in denominations of $100,000, and integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of the Series H Notes, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Global Notes

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instrument from over 100 countries that DTC's Participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at http://www.dtcc.com and http://www.dtc.org. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

        Purchases of Series H Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Series H Notes on DTC's records. The ownership interest of each actual purchaser of each Series H Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series H Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series H Notes, except in the event that use of the book-entry system for the Series H Notes is discontinued.

        To facilitate subsequent transfers, all Series H Notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Series H Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series H Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series H Notes are credited, which may or may not be the Beneficial Owners.

        Title to book-entry interests in the Series H Notes will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the Series H Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Series H Notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Series H Notes, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, Beneficial Owners of Series H Notes may wish to ascertain that the nominee holding the Series H Notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners, in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

        Redemption notices shall be sent to DTC. If less than all of the Series H Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Series H Notes unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series H Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions, and dividend payments on the Series H Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us, on the applicable interest payment dates in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC nor its nominee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        A Beneficial Owner will give notice to elect to have its Series H Notes purchased or tendered, through its Participant, to the trustee, and will effect delivery of such Series H Notes by causing the Direct Participant to transfer the Participant's interest in the Series H Notes, on DTC's records, to the trustee. The requirement for physical delivery of Series H Notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Series H Notes are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Series H Notes to the trustee's DTC account.

        Initial settlement for the Series H Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's same-day funds settlement system.

        The information in this section has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof.

  Certificated Notes

        If (i) DTC or any successor depository notifies us that it is unwilling or unable to continue as a depository for the Global Note or ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by us within 90 days of such notice, (ii) an Event of Default under the Notes has occurred and is continuing and payment of principal and interest has been accelerated or (iii) we decide, at our option, to discontinue use of the book-entry system through DTC, we will issue certificates for the Notes in definitive registered form in exchange for the Global Note. The Holder of a certificated definitive registered note may transfer such Note by surrendering it at the office or agency maintained by us for such purpose in St. Louis, Missouri, which initially will be the office of the trustee.

The Trustee

        The Bank of New York Trust Company, N.A. is the trustee under the Indenture.

Governing Law

        The Indenture, any indentures supplemental thereto and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

RATINGS

        Standard & Poor's Rating Services, Moody's Investors Service, Inc. and Fitch, Inc. are expected to give the exchange notes the ratings set forth under "Prospectus Summary—The Exchange Offer—Ratings." Such ratings reflect only the views of these organizations, and an explanation of the significance of each such rating may be obtained from Standard & Poor's Rating Services, 55 Water Street, New York, New York 10004, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Fitch Inc., One State Street Plaza, New York, New York 10004. There is no assurance that such ratings will continue for any given period of time or that they will not be revised downward or withdrawn entirely by such rating agencies or either of them if, in their judgment, circumstances so warrant. A downward change in or withdrawal of such ratings by any of them may have an adverse effect on the market price of the exchange notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        This summary discusses the material U.S. federal income tax consequences of the exchange offer to holders who exchange their outstanding notes for exchange notes in the exchange offer and of the ownership and disposition of exchange notes to holders of exchange notes. This summary:

  •
  does not purport to be a complete analysis of all the potential tax considerations relating to the exchange offer or the ownership and disposition of exchange notes;

  •
  is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations, administrative pronouncements and judicial decisions, all as in effect on the date of this prospectus and all subject to change or differing interpretations, possibly with retroactive effect;

  •
  is applicable only to beneficial owners that held outstanding notes and will hold exchange notes as "capital assets," within the meaning of section 1221 of the Code;

  •
  may not apply to the purchase, ownership and disposition of any additional notes, which may be issued under the indenture from time to time;

  •
  does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as financial institutions, tax-exempt entities, holders whose functional currency is not the U.S. dollar, insurance companies, dealers in securities or foreign currencies, persons holding outstanding notes as part of a hedge, straddle or other integrated transaction or persons who have ceased to be U.S. citizens or to be taxed as resident aliens; and

  •
  does not address any state, local, or non-U.S. tax considerations or any U.S. federal tax other than the income tax, including the U.S. federal gift tax and estate tax.

        We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to this summary, and we cannot assure you that the Internal Revenue Service will agree with it. You are urged to consult with your own tax advisor about the application of the U.S. federal income tax laws to your particular situation as well as any consequences of the exchange under the tax laws of any state, local or foreign jurisdiction.

        As used in this summary, "U.S. holder" means a beneficial owner of an exchange notes that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source of income; or

  •
  a trust, if (i) a court within the United States is able to exercise primary supervision over the trust's administration and one or more "United States persons," as defined under section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (ii) in respect of a trust that is subject to certain grandfather rules, a valid election is in effect in respect of such trust.

        The term "non-U.S. holder" means a beneficial owner of an exchange note that is a nonresident alien individual or a corporation, trust or estate that is not a U.S. holder.

        If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, holds notes, then the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such partners and partnerships are urged to consult with their own tax advisors concerning the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

Exchange of Outstanding Notes for Exchange Notes

        Your acceptance of the exchange offer and your exchange of outstanding notes for exchange notes will not be taxable for U.S. federal income tax purposes because the exchange notes will not differ materially in kind or extent from the outstanding notes. Rather, the exchange notes you receive will be treated as a continuation of your investment in the outstanding notes. Accordingly, (i) you will not recognize gain or loss upon the exchange of outstanding notes for exchange notes pursuant to the exchange offer, (ii) your tax basis in the exchange notes will be the same as your adjusted tax basis in the outstanding notes immediately before the exchange and (iii) your holding period for the exchange notes will include the holding period for the outstanding notes exchanged for the exchange notes. There will be no U.S. federal income tax consequences to holders that do not exchange their outstanding notes pursuant to the exchange offer.

Ownership and Disposition of Exchange Notes by U.S. Holders

        This discussion is a summary of the U.S. federal income tax consequences that will apply to U.S. holders of exchange notes received pursuant to the exchange offer. Certain U.S. federal income tax consequences applicable to non-U.S. holders of exchange notes are described under the heading "—Material Tax Consequences to Non-U.S. Holders Related to Owning and Disposing of Exchange Notes" below.

  Stated Interest

        Stated interest on the exchange notes generally will be treated as "qualified stated interest" for U.S. federal income tax purposes and taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued in accordance with that holder's method of accounting for U.S. federal income tax purposes.

  Market Discount

        A U.S. holder who purchased an outstanding note for an amount that is less than its stated principal amount will be treated as having purchased the note with "market discount" unless the discount is less than a specified de minimis amount. Under the market discount rules, a U.S. holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of an exchange note as ordinary income to the extent of any accrued market discount that has not previously been included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. holder's acquisition of the note to the maturity date of the notes, unless the U.S. holder made an election to accrue market discount on a constant yield basis. Accrued market discount on outstanding notes that has not previously been included in income by a U.S. holder should carry over to the exchange notes received in exchange therefor. A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity date or certain earlier dispositions.

        A U.S. holder may elect to include market discount in income currently as it accrues on either a ratable or a constant yield basis, in which case the rules described above regarding (i) the treatment as ordinary income of gain upon the disposition of the note and (ii) the deferral of interest deductions will not apply. Currently included market discount is generally treated as ordinary interest income for United States federal income tax purposes. An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

  Amortizable Bond Premium

        A U.S. holder who purchased an outstanding note for an amount that is greater than the sum of all remaining payments on the note other than stated interest will be treated as having purchased that note with "amortizable bond premium" in an amount equal to such excess. Amortizable bond premium on outstanding notes should carry over to the exchange notes received in exchange therefor. A U.S. holder may elect, under section 171(c) of the Code, to amortize this premium using a constant yield method over the remaining term of the notes and generally may offset interest in respect of the note otherwise required to be included in income by the amortized amount of the premium for the taxable year. A U.S. holder that elects to amortize bond premium must reduce its tax basis in its note by the amount of the premium amortized in any taxable year. An election under section 171(c) is binding once made and applies to all bonds held by the holder at the beginning of the first taxable year to which this election applies and to all bonds thereafter acquired.

  Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Exchange Notes

        Upon the sale, exchange, redemption, retirement or other taxable disposition of an exchange note, a U.S. holder generally will recognize taxable gain or loss. The amount of such gain or loss generally will be measured by the difference, if any, between the amount realized on such disposition, other than amounts representing accrued but unpaid interest, which will be taxable as such, and the U.S. holder's adjusted tax basis in the sold, exchanged, redeemed, retired or disposed notes.

        A U.S. holder's adjusted tax basis in a note generally will equal such holder's initial investment in such note, (i) increased by any market discount with respect to such note that the holder included in income, (ii) decreased by the amount of any principal payments and other payments on the note that are not deemed to be qualified stated interest payments received by such holder and (iii) decreased by any premium amortized by such holder with respect to such notes.

        Subject to the market discount rules described above, gain or loss recognized on the disposition of a note generally will be capital gain or loss and, if the holder held the disposed note for more than one year at the time of disposition, long-term capital gain or loss. Subject to certain exceptions, holders cannot use capital losses to offset their ordinary income. To the extent that the amount realized is attributable to accrued but unpaid interest, such amount will be taxable as interest, as described under the heading "—Stated Interest" above.

Ownership and Disposition of Exchange Notes by Non-U.S. Holders

        The following is a summary of the U.S. federal income and withholding tax consequences generally applicable to non-U.S. holders of exchange notes received pursuant to the exchange offer. If you are a non-U.S. holder, then we encourage you to consult your own tax advisors to determine the U.S. federal, state and local and any non-U.S. and other tax consequences that may be relevant to you.

  Interest

        Subject to the discussion below, payments made and accruals of interest on the notes to a non-U.S. holder generally will be exempt from U.S. federal income and withholding tax, provided that:

  •
  such payments are not effectively connected with the conduct by such non-U.S. holder of a trade or business within the U.S.;

  •
  the non-U.S. holder does not actually or constructively, under applicable attribution rules, own 10% or more of the total combined voting power of all classes of our stock that is entitled to vote, within the meaning of section 871(h)(3) of the Code;

  •
  the non-U.S. holder is not a bank whose receipt of interest on the notes is described in section 881(c)(3) of the Code;

  •
  the non-U.S. holder is not a "controlled foreign corporation" that is directly or indirectly related to us through stock ownership, within the meaning of the applicable sections of the Code; and

  •
  the non-U.S. holder provides its name and address and certifies, under penalty of perjury, on a properly executed and delivered IRS Form W-8BEN or other applicable form that such holder is not a U.S. person for U.S. federal income tax purposes.

        The certification described in the last clause above may be provided by a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business. This certification may also be provided by a qualified intermediary on behalf of one or more beneficial owners or other intermediaries, provided that such qualified intermediary has entered into a withholding agreement with the IRS and other conditions are satisfied. Special certification rules apply to non-U.S. holders that are partnerships or other pass-through entities treated as partnerships for U.S. federal income tax purposes.

        A non-U.S. holder that is not exempt from tax under these rules generally will be subject to U.S. federal withholding tax on interest payments at a gross rate of 30% unless (i) the non-U.S. holder qualifies for a reduced rate of withholding or an exemption from withholding under an applicable income tax treaty and the non-U.S. holder so certifies, under penalty of perjury, on a properly executed and delivered IRS Form W-8BEN or other applicable form or (ii) the interest is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States and the non-U.S. holder so certifies under penalty of perjury on a properly executed and delivered IRS Form W-8ECI or other applicable form. In the latter case, interest will instead be subject to U.S. federal income tax based on the non-U.S. holder's net effectively connected income generally in a similar manner as if it were received by a U.S. holder, except as otherwise provided by an applicable income tax treaty.

        Corporate non-U.S. holders receiving interest income that is effectively connected with that holder's conduct of a trade or business within the U.S. may also be subject to an additional "branch profits" tax at a 30% rate or, if specified by an applicable income tax treaty, a lower rate on that holder's earnings and profits for the taxable year that are effectively connected with such holder's conduct of a trade or business within the United States, subject to adjustments. For this purpose, interest on the notes that is effectively connected with a non-U.S. holder's conduct of a trade or business within the United States would be included in that holder's earnings and profits.

  Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Exchange Notes

        Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of an exchange note, unless:

  •
  that gain is effectively connected with the conduct of a trade or business within the United States by the holder (and if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

  •
  in the case of a non-U.S. holder who is a nonresident alien individual who is present in the United States for a total of 183 days or more during the tax year of the sale or other disposition of the note and certain other conditions are met.

        A non-U.S. holder described in the first bullet point above will generally be required to pay United States federal income tax on the net gain derived from the sale or other disposition as if such holder were a United States person, except as otherwise required by an applicable income tax treaty. If such a non-U.S. holder is a corporation, then it may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate or, if so specified by an applicable income tax treaty, a lower rate, as described under the heading "—Interest" above.

        A non-U.S. holder described in the second bullet point above will generally be subject to tax at a gross rate of 30% on the amount by which that holder's capital gains allocable to U.S. sources, including gain from the sale, exchange, redemption, retirement or other disposition of notes, exceed capital losses allocable to U.S. sources, except as otherwise required by an applicable tax treaty.

        To the extent that the amount realized on any sale, exchange, redemption, retirement or other taxable disposition of notes is attributable to accrued but unpaid interest, this amount will be treated as such and as described under the heading "—Interest" above.

Information Reporting and Back-Up Withholding

  U.S. Holders

        Certain non-exempt U.S. holders may be subject to information reporting in respect of any payments that we may make or are made on our behalf on the notes and the proceeds of any sale or other disposition of the notes (other than the exchange of outstanding notes for exchange notes). In addition, backup withholding, currently at a rate of 28%, may apply, if the U.S. holder (i) fails to supply a taxpayer identification number and certain other information, certified under penalty of perjury, in the manner prescribed by applicable law, (ii) fails to certify that the holder is eligible for an exemption from backup withholding or (ii) otherwise fails to comply with the applicable withholding tax rules. Any amounts withheld under the backup withholding rules generally are allowable as a refund or a credit against the U.S. holder's federal income tax liability upon furnishing the required information on a timely basis to the IRS.

  Non-U.S. Holders

        We will, where required, report to non-U.S. holders and to the IRS the amount of any principal and interest paid on the notes and the amount of tax, if any, withheld in respect of those payments. Copies of these information returns may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides or is organized.

        Backup withholding tax, currently at a rate of 28%, will not apply to payments of interest with respect to which either the requisite certification that the non-U.S. holder is not a "United States person" for U.S. federal income tax purposes, as described under the heading "—Ownership and Disposition of Exchange Notes by Non-U.S. Holders—Interest" above, has been received or an exemption has been otherwise established, provided that neither we nor our paying agent have actual knowledge or reason to know that the non-U.S. holder is a United States person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

        Payments on the sale, exchange or other disposition of notes effected through an office of a broker outside the United States to an offshore account maintained by a non-U.S. holder are generally not subject to information reporting or backup withholding. However, if the broker is either a United States person, a "controlled foreign corporation," a non-U.S. person 50% or more of whose gross income is effectively connected with trade or business within the United States for a specified three-year period, a non-U.S. partnership with significant ownership by United States persons, a non-U.S. partnership that is engaged in the conduct of a trade or business within the United States at any time during its taxable year or a U.S. branch of a foreign bank or insurance company, then information reporting will be required, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and the broker has neither actual knowledge nor a reason to know that the beneficial owner is not entitled to an exemption. Backup withholding will apply if the sale or other disposition is subject to information reporting and the broker has actual knowledge or reason to know that the beneficial owner is a United States person that is not an exempt recipient.

        Information reporting and backup withholding will apply to payments effected at a U.S. office of any U.S. or foreign broker, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and the broker has no actual knowledge or reason to know that the beneficial owner is not entitled to an exemption.

        Backup withholding does not represent an additional income tax. Any amounts withheld under the backup withholding rules generally are allowable as a refund or credit against the non-U.S. holder's U.S. federal income tax liability upon furnishing the required information on a timely basis to the IRS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in the exchange offer that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for outstanding notes where those outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. For a period of 90 days after the expiration of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealer for use in connection with these resales.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale at market prices prevailing at the time of the resale, at prices related to these prevailing market prices or negotiated prices. Any resales of exchange notes may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of those exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an underwriter under the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. Any profit on any resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter under the Securities Act.

        For a period of 90 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the exchange notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes offered hereby will be passed upon for us by Jones Day, Chicago, Illinois.

EXPERTS

        The financial statements of Ameren Energy Generating Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$300,000,000

Ameren Energy Generating Company

7.00% Senior Notes due 2018

PROSPECTUS
                              , 2008

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Under Section 8.75 of the Illinois Business Corporation Act of 1983, Ameren Energy Generating Company is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Ameren Energy Generating Company, or serving or having served at the request of Ameren Energy Generating Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of Ameren Energy Generating Company who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The By-Laws of Ameren Energy Generating Company provide that Ameren Energy Generating Company will indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Ameren Energy Generating Company) by reason of the fact that such person is or was a director, officer, employee or agent of Ameren Energy Generating Company, or who is or was serving at the request of Ameren Energy Generating Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Ameren Energy Generating Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful.

        The By-Laws of Ameren Energy Generating Company also provide that Ameren Energy Generating Company will indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of Ameren Energy Generating Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Ameren Energy Generating Company, or is or was serving at the request of Ameren Energy Generating Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person being indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Ameren Energy Generating Company, provided that no indemnification will be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to Ameren Energy Generating Company, unless, and only to the extent that, the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The indemnification is not exclusive of other rights and will continue as to a person who has ceased to be a director, officer, employee or agent and will insure to the benefit of his heirs, executors and administrators.

        Ameren Energy Generating Company presently has an insurance policy covering its directors and officers to insure against certain losses incurred by them.

Item 21.    Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of Ameren Energy Generating Company (the "Company") (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
3.2
Amendment to Articles of Incorporation of the Company, filed April 19, 2000 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
3.3	By-Laws, as amended to October 8, 2004 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004)
4.1
Indenture, dated as of November 1, 2000, from the Company to The Bank of New York Trust Company, N.A., as successor trustee (the "Indenture") (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
4.2
First Supplemental Indenture, dated as of November 1, 2000, to the Indenture, relating to the Company's 8.35% Senior Notes, Series B due 2010 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
4.3
Form of Second Supplemental Indenture, dated as of June 12, 200,1 to the Indenture, relating to the Company's 8.35% Senior Notes, Series D due 2010 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
4.4
Third Supplemental Indenture, dated as of June 1, 2002, to the Indenture, relating to the Company's 7.95% Senior Notes, Series E due 2032 (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002)
4.5
Fourth Supplemental Indenture, dated as of January 15, 2003, to the Indenture, relating to the Company's 7.95% Senior Notes, Series F due 2032 (incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)
4.6
Fifth Supplemental Indenture, dated as of April 1, 2008, to the Indenture, relating to the Company's 7.00% Senior Notes, Series G due 2018 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed April 9, 2008)
4.7	Form of Sixth Supplemental Indenture to the Indenture, relating to the Company's 7.00% Senior Notes, Series H due 2018 *
4.8	Registration Rights Agreement, dated as of April 9, 2008, between the Company and Lehman Brothers Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as initial purchasers *
4.9
Amended and Restated Company Subordinated Promissory Note, dated as of May 1, 2005 (incorporated by reference to Exhibit 4.1 to Ameren Corporation's ("Ameren") Current Report on Form 8-K, filed May 2, 2005)
5.1	Opinion of Jones Day *

10.1
Amended and Restated Power Supply Agreement, dated March 28, 2008, between Ameren Energy Marketing Company and the Company (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, filed March 28, 2008)
10.2
Ameren System Amended and Restated Non-State-Regulated Subsidiary Money Pool Agreement, dated as of March 1, 2008 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008)
10.3
Amended and Restated Five-Year Revolving Credit Agreement, dated as of July 14, 2006, currently among Ameren, Union Electric Company, the Company and JPMorgan Chase Bank, N.A., as administrative agent ("Credit Agreement") (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated July 18, 2006)
10.4	Ameren's Long-Term Incentive Plan of 1998 (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998) **
10.5	First Amendment to Ameren's Long-Term Incentive Plan of 1998 (incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
10.6	Form of Restricted Stock Award under Ameren's Long-Term Incentive Plan of 1998 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated February 14, 2005) **
10.7
Ameren's Deferred Compensation Plan for Members of the Ameren Leadership Team, as amended and restated effective January 1, 2001 (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000) **
10.9
Ameren's Executive Incentive Compensation Program Elective Deferral Provisions for Members of the Ameren Leadership Team as amended and restated effective January 1, 2001 (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000) **
10.10	Ameren 2007 Deferred Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated December 5, 2006) **
10.11	2004 Ameren Executive Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003) **
10.12	2005 Ameren Executive Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, dated February 14, 2005) **
10.13	2006 Ameren Executive Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
10.14	2007 Executive Incentive Compensation Plan (incorporated by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K, dated February 15, 2007) **
10.15	2008 Executive Incentive Compensation Plan (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K, dated December 18, 2007) **
10.16
2005 and 2006 Base Salary Table for Named Executive Officers and 2006 Executive Officer Bonus Targets (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated December 15, 2005) **

10.17	2007 Base Salary Table for Named Executive Officers (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007) **
10.18	2008 Base Salary Table for Named Executive Officers (incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-K for the year ended December 31, 2007) **
10.19
Amended and Restated Ameren Corporation Change of Control Severance Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007) **
10.20
December 14, 2007 Revised Schedule I to Amended and Restated Ameren Corporation Change of Control Severance Plan (incorporated by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-K for the year ended December 31, 2007) **
10.21
Table of 2005 Cash Bonus Awards and 2006 Performance Share Unit Awards Issued to Named Executive Officers (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
10.22
Table of Target 2007 Performance Share Unit Awards Issued to Named Executive Officers (incorporated by reference to Exhibit 99.4 to the Company's Current Report on Form 8-K, dated February 15, 2007) **
10.23
Table of Target 2008 Performance Share Unit Awards Issued to Named Executive Officers (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K, dated February 14, 2008) **
10.24	Ameren Corporation 2006 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
10.25
Form of Performance Share Unit Award Issued Pursuant to 2006 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
12.1
Statement re: computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and Exhibit 12.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008)
23.1	Consent of PricewaterhouseCoopers LLP *
23.2	Consent of Jones Day (included as part of Opinion of Jones Day filed as Exhibit 5.1)
25.1	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A., as Trustee *
99.1	Form of Letter of Transmittal *
99.2	Form of Letter to Registered Holder and/or DTC Participant *
99.3	Form of Notice Guaranteed Delivery *

*
Filed or furnished herewith.

**
Management compensatory plan or arrangement.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 19, 2008.

AMEREN ENERGY GENERATING COMPANY
By:	/s/ JERRE E. BIRDSONG Jerre E. Birdsong Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. ALAN KELLEY R. Alan Kelley	President and Director (Principal Executive Officer)	May 19, 2008
/s/ WARNER L. BAXTER Warner L. Baxter	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 19, 2008
/s/ MARTIN J. LYONS Martin J. Lyons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 19, 2008
/s/ DANIEL F. COLE Daniel F. Cole	Director	May 19, 2008
/s/ STEVEN R. SULLIVAN Steven R. Sullivan	Director	May 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of Ameren Energy Generating Company (the "Company") (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
3.2
Amendment to Articles of Incorporation of the Company, filed April 19, 2000 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
3.3	By-Laws, as amended to October 8, 2004 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004)
4.1
Indenture, dated as of November 1, 2000, from the Company to The Bank of New York Trust Company, N.A., as successor trustee (the "Indenture") (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
4.2
First Supplemental Indenture, dated as of November 1, 2000, to the Indenture, relating to the Company's 8.35% Senior Notes, Series B due 2010 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
4.3
Form of Second Supplemental Indenture, dated as of June 12, 200,1 to the Indenture, relating to the Company's 8.35% Senior Notes, Series D due 2010 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4, filed March 6, 2001 (File No. 333-56594))
4.4
Third Supplemental Indenture, dated as of June 1, 2002, to the Indenture, relating to the Company's 7.95% Senior Notes, Series E due 2032 (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002)
4.5
Fourth Supplemental Indenture, dated as of January 15, 2003, to the Indenture, relating to the Company's 7.95% Senior Notes, Series F due 2032 (incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)
4.6
Fifth Supplemental Indenture, dated as of April 1, 2008, to the Indenture, relating to the Company's 7.00% Senior Notes, Series G due 2018 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed April 9, 2008)
4.7	Form of Sixth Supplemental Indenture to the Indenture, relating to the Company's 7.00% Senior Notes, Series H due 2018 *
4.8	Registration Rights Agreement, dated as of April 9, 2008, between the Company and Lehman Brothers Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as initial purchasers *
4.9
Amended and Restated Company Subordinated Promissory Note, dated as of May 1, 2005 (incorporated by reference to Exhibit 4.1 to Ameren Corporation's ("Ameren") Current Report on Form 8-K, filed May 2, 2005)
5.1	Opinion of Jones Day *
10.1
Amended and Restated Power Supply Agreement, dated March 28, 2008, between Ameren Energy Marketing Company and the Company (incorporated by reference to Exhibit 10.3 to The Company's Current Report on Form 8-K, filed March 28, 2008)

10.2
Ameren System Amended and Restated Non-State-Regulated Subsidiary Money Pool Agreement, dated as of March 1, 2008 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008)
10.3
Amended and Restated Five-Year Revolving Credit Agreement, dated as of July 14, 2006, currently among Ameren, Union Electric Company, the Company and JPMorgan Chase Bank, N.A., as administrative agent ("Credit Agreement") (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated July 18, 2006)
10.4	Ameren's Long-Term Incentive Plan of 1998 (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998) **
10.5	First Amendment to Ameren's Long-Term Incentive Plan of 1998 (incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
10.6	Form of Restricted Stock Award under Ameren's Long-Term Incentive Plan of 1998 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated February 14, 2005) **
10.7
Ameren's Deferred Compensation Plan for Members of the Ameren Leadership Team, as amended and restated effective January 1, 2001 (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000) **
10.9
Ameren's Executive Incentive Compensation Program Elective Deferral Provisions for Members of the Ameren Leadership Team as amended and restated effective January 1, 2001 (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000) **
10.10	Ameren 2007 Deferred Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated December 5, 2006) **
10.11	2004 Ameren Executive Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003) **
10.12	2005 Ameren Executive Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, dated February 14, 2005) **
10.13	2006 Ameren Executive Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
10.14	2007 Executive Incentive Compensation Plan (incorporated by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K, dated February 15, 2007) **
10.15	2008 Executive Incentive Compensation Plan (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K, dated December 18, 2007) **
10.16
2005 and 2006 Base Salary Table for Named Executive Officers and 2006 Executive Officer Bonus Targets (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated December 15, 2005) **
10.17	2007 Base Salary Table for Named Executive Officers (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007) **
10.18	2008 Base Salary Table for Named Executive Officers (incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-K for the year ended December 31, 2007) **

10.19
Amended and Restated Ameren Corporation Change of Control Severance Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007) **
10.20
December 14, 2007 Revised Schedule I to Amended and Restated Ameren Corporation Change of Control Severance Plan (incorporated by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-K for the year ended December 31, 2007) **
10.21
Table of 2005 Cash Bonus Awards and 2006 Performance Share Unit Awards Issued to Named Executive Officers (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
10.22
Table of Target 2007 Performance Share Unit Awards Issued to Named Executive Officers (incorporated by reference to Exhibit 99.4 to the Company's Current Report on Form 8-K, dated February 15, 2007) **
10.23
Table of Target 2008 Performance Share Unit Awards Issued to Named Executive Officers (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K, dated February 14, 2008) **
10.24	Ameren Corporation 2006 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
10.25
Form of Performance Share Unit Award Issued Pursuant to 2006 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K, dated February 16, 2006) **
12.1
Statement re: computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and Exhibit 12.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008)
23.1	Consent of PricewaterhouseCoopers LLP *
23.2	Consent of Jones Day (included as part of Opinion of Jones Day filed as Exhibit 5.1)
25.1	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A., as Trustee *
99.1	Form of Letter of Transmittal *
99.2	Form of Letter to Registered Holder and/or DTC Participant *
99.3	Form of Notice Guaranteed Delivery *

*
Filed or furnished herewith.

**
Management compensatory plan or arrangement.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
The Company
The Exchange Offer
The Exchange Notes
Ratios of Earnings to Fixed Charges
Historical Financial Data
RISK FACTORS
Risks Relating to the Exchange Notes
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF THE EXCHANGE NOTES AND THE INDENTURE
RATINGS
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits
  Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX